As filed with the Securities and Exchange Commission on January 10, 2017

Registration No.  333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GENER8 MARITIME, INC.

(Exact name of registrant as specified in its charter)
(See table of additional registrants on following page)

Republic of the Marshall Islands	66-071-6485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

299 Park Avenue
New York, New York 10171
(212) 763-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leonard J. Vrondissis
Chief Financial Officer
299 Park Avenue
New York, New York 10171
(212) 763-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas
New York, New York 10036
Attention:  Thomas E. Molner, Esq.
(212) 715-9100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Security (1)(2)(4)		Proposed Maximum Aggregate Offering Price(1)(3)(4)		Amount of Registration Fee
Primary Offering:
Debt Securities (5)
Preferred Stock (6)
Common Stock, par value $.01 per share (7)
Guarantees (8)
Rights (9)
Warrants (10)
Units (11)
Depositary Shares (12)
Purchase Contracts (13)
Primary Offering Total					$500,000,000.00		$57,950.00

Secondary Offering:
Common Stock, par value $.01 per share, by selling shareholders	23,855,642	(15)	$4.55	(14)	$108,543,171.10	(14)	$12,580.15
Total Registration Fee							$70,530.15

(1)                                 Pursuant to General Instruction II.D of Form S-3, the amount to be registered, proposed maximum offering price per security, proposed maximum aggregate offering price and amount of registration fee have been omitted for each class of securities registered hereby other than the specified shares of common stock to be sold by selling shareholders.  See Note 14.

(2)                                 The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)                                 The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and reflects the maximum offering price of securities that may be issued, rather than the principal amount of any debt securities that may be issued at a discount.

(4)                                 Excluding accrued interest, distributions and dividends, if any.

(5)                                 An indeterminate number of debt securities are covered by this registration statement.  Debt securities may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase debt securities that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby.

(6)                                 An indeterminate number of shares of preferred stock are covered by this registration statement.  Preferred stock may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase preferred stock that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby.

(7)                                 An indeterminate number of shares of common stock are covered by this registration statement. Common stock may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase common stock that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby.  Shares of common stock issued upon conversion of securities that are registered hereby will be issued without the payment of additional consideration.

(8)                                 The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of Gener8 Maritime, Inc.  No separate consideration will be received for the guarantees.  Pursuant to Rule 457(n) of the Securities Act, no separate fees for the guarantees are payable.

(9)                                 An indeterminate number of rights, representing rights to purchase any other securities registered hereby, are covered by this registration statement.

(10)                          An indeterminate number of warrants, representing rights to purchase debt securities, common stock or preferred stock, units or depositary shares (as shall be designated by the registrant at the time of the offering), each of which is registered hereby, are covered by this registration statement.

(11)                          An indeterminate number of units that may consist of any combination of other securities registered hereby are covered by this registration statement.

(12)                          An indeterminate number of depositary shares, representing a fractional share or multiple shares of our preferred stock, such preferred stock being registered hereby, are covered by this registration statement.  Depositary shares may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase depositary shares that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby.  Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

(13)                          An indeterminate number of purchase contracts for the purchase and sale of securities are covered by this registration statement.

(14)                          Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock on January 9, 2017 (a date within five business days prior to the initial filing of this registration statement on January 10, 2017), as reported on the New York Stock Exchange.

(15)                          In the secondary offering, there are being registered 23,855,642 shares of common stock of the registrant to be offered for resale by certain selling shareholders identified in this Registration Statement and related prospectus.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of Additional Registrant as Specified in its Charter (1)	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Companion Ltd.	Bermuda	98-0471656
Compatriot Ltd.	Bermuda	98-0471657
Consul Ltd.	Bermuda	98-0471659
Contest Ltd.	Bermuda	98-0481426
Gener8 Andriotis LLC	Marshall Islands	66-0846069
Gener8 Apollo LLC	Marshall Islands	66-0845397
Gener8 Ares LLC	Marshall Islands	66-0845392
Gener8 Athena LLC	Marshall Islands	66-0845391
Gener8 Chiotis LLC	Marshall Islands	66-0845983
Gener8 Constantine LLC	Marshall Islands	66-0845394
Gener8 Ethos LLC	Marshall Islands	66-0845428
Gener8 Hector LLC	Marshall Islands	66-0845427
Gener8 Hera LLC	Marshall Islands	66-0845395
Gener8 Macedon LLC	Marshall Islands	66-0845430
Gener8 Maritime Management LLC	Marshall Islands	98-0385293
Gener8 Maritime Subsidiary II Inc.	Marshall Islands	98-0666034
Gener8 Maritime Subsidiary Inc.	Marshall Islands	66-0840043
Gener8 Maritime Subsidiary NEW IV Inc.	Marshall Islands	66-0845389
Gener8 Maritime Subsidiary V Inc.	Marshall Islands	66-0818331
Gener8 Maritime Subsidiary VI Inc.	Marshall Islands	66-0762158
Gener8 Maritime Subsidiary VII Inc.	Marshall Islands	66-0845347
Gener8 Maritime Subsidiary VIII Inc.	Marshall Islands	66-0845275
Gener8 Miltiades LLC	Marshall Islands	66-0845905
Gener8 Nautilus LLC	Marshall Islands	66-0845432
Gener8 Neptune LLC	Marshall Islands	66-0845396
Gener8 Nestor LLC	Marshall Islands	66-0845426
Gener8 Noble LLC	Marshall Islands	66-0845429
Gener8 Oceanus LLC	Marshall Islands	66-0845431
Gener8 Perseus LLC	Marshall Islands	66-0845499
Gener8 Strength LLC	Marshall Islands	66-0845879
Gener8 Success LLC	Marshall Islands	47-4978120
Gener8 Supreme LLC	Marshall Islands	66-0845729
Gener8 Theseus LLC	Marshall Islands	66-0845497
GMR Agamemnon LLC	Liberia	98-0395170
GMR Argus LLC	Marshall Islands	98-0395206
GMR Atlas LLC	Marshall Islands	98-0666042
GMR Daphne LLC	Marshall Islands	98-0588044
GMR Defiance LLC	Liberia	98-0425179
GMR Elektra LLC	Marshall Islands	98-0588046
GMR George T LLC	Marshall Islands	98-0550184
GMR Harriet G LLC	Liberia	98-0486381
GMR Hercules LLC	Marshall Islands	98-0666039
GMR Horn LLC	Marshall Islands	98-0395220
GMR Kara G LLC	Liberia	98-0513241
GMR Maniate LLC	Marshall Islands	98-0666040
GMR Orion LLC	Marshall Islands	98-0395227
GMR Phoenix LLC	Marshall Islands	98-0395229
GMR Poseidon LLC	Marshall Islands	98-0666041
GMR Spartiate LLC	Marshall Islands	98-0666037
GMR Spyridon LLC	Marshall Islands	98-0395238
GMR St. Nikolas LLC	Marshall Islands	98-0555133

GMR Strength LLC	Liberia	98-0425181
GMR Ulysses LLC	Marshall Islands	98-0666035
GMR Zeus LLC	Marshall Islands	98-0666038
Unique Tankers LLC	Marshall Islands	66-0795540
Victory Ltd.	Bermuda	98-0471655
Vision Ltd.	Bermuda	98-0471654

(1) The address and telephone number of the principal executive offices and the agent for service of each of the additional registrants listed above are the same as those of Gener8 Maritime, Inc.

The information in this prospectus is not complete and may be changed.  We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2017

PROSPECTUS

$500,000,000

GENER8 MARITIME, INC.

Debt Securities
Preferred Stock
Common Stock
Rights

Warrants
Units

Depositary Shares

Purchase Contracts

And 23,855,642 Shares of Common Stock offered by the Selling Shareholders

Gener8 Maritime, Inc. (the “Company,” “we,” “our” or “us”) may offer and sell from time to time, debt securities, shares of our preferred stock, shares of our common stock, rights, warrants, units, depositary shares and purchase contracts having an aggregate initial offering price up to $500,000,000.  The securities may be offered separately or together in any combination and as separate series.  In addition, selling shareholders may offer, from time to time, up to 23,855,642 shares of our common stock.  We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders.

To the extent required, we will provide the specific terms of any offering and the offered securities in supplements to this prospectus.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “GNRT.” The last reported sale price of our common stock on the NYSE on January 9, 2017 was $4.48 per share.

We may offer these securities directly, to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods, on a continuous or delayed basis.  We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers.  If any agents, dealers or underwriters are involved in the sale of any securities, any relevant prospectus supplement will set forth any applicable commissions or discounts.

Investing in these securities involves a high degree of risk. See the sections entitled “Risk Factors” beginning on page 1 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein, and the risk factors included in our other periodic reports, in any prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is                        , 2017

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement.

This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under the shelf process, we may, from time to time, offer and sell our debt securities, shares of our preferred stock, shares of our common stock, rights, warrants, units, depositary shares or purchase contracts, or combinations thereof, in one or more offerings.  In this prospectus, we will refer to our debt securities, shares of our preferred stock, shares of our common stock, rights, warrants, units, depositary shares and purchase contracts collectively as the “securities.”  This prospectus provides you with a general description of the securities that we may offer and the shares of our common stock that selling shareholders may offer.  Each time this prospectus is used to offer securities, we may provide a prospectus supplement that will contain specific information about the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read this prospectus, the prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with additional information described and contained in the documents referred to under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”  You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

RISK FACTORS

Investing in our securities involves risks.  You should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings that we have filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision.  Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face. For more information see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement and the documents we have filed or will file with the SEC that are or will be incorporated by reference into this prospectus and any applicable prospectus supplement contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, that involve risks and uncertainties.  Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them.  Any statements contained, or incorporated by reference, in this prospectus and any applicable prospectus that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements.

All forward-looking statements are subject to certain risks, uncertainties and assumptions.  If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements.  Important factors that could cause or contribute to such difference include the following: (i) loss or reduction in business from the significant customers of ours or of the commercial pools in which we participate; (ii) changes in the values of our vessels, newbuildings or other assets; (iii) the failure of our significant customers, shipyards, pool managers or technical managers to perform their obligations owed to us; (iv) the loss or material downtime of significant vendors and service providers; (v) our failure, or the failure of the commercial pools in which we participate, to successfully implement a profitable chartering strategy; (vi) termination or change in the nature of our relationship with any of the commercial pools in which we participate; (vii) changes in demand for our services; (viii) a material decline or prolonged weakness in rates in the tanker market; (ix) changes in production of or demand for oil and petroleum products, generally or in particular regions; (x) greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; (xi) adverse weather and natural disasters, acts of piracy, terrorist attacks and international hostilities and instability; (xii) changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; (xiii) actions taken by regulatory authorities; (xiv) actions by the courts, the U.S. Coast Guard, the U.S. Department of Justice or other governmental authorities and the results of the legal proceedings to which we or any of its vessels may be subject; (xv) changes in trading patterns significantly impacting overall tanker tonnage requirements; (xvi) any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery; (xvii) the highly cyclical nature of our industry; (xviii) changes in the typical seasonal variations in tanker charter rates; (xix) changes in the cost of other modes of oil transportation; (xx) changes in oil transportation technology; (xxi) increases in costs including without limitation: crew wages, fuel, insurance, provisions, repairs and maintenance; (xxii) the adequacy of insurance to cover our losses, including in connection with maritime accidents or spill events; (xxiii) changes in general political conditions; (xxiv) changes in the condition of our vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking or maintenance and repair costs); (xxv) changes in the itineraries of our vessels; (xxvi) adverse changes in foreign currency exchange rates affecting our expenses; (xxvii) the fulfillment of the closing conditions under, or the execution of customary additional documentation for, our agreements to acquire vessels and borrow under our existing financing arrangements; (xxviii) the effect of our indebtedness on our ability to finance operations, pursue desirable business operations and successfully run our business in the future; (xxix) financial market conditions; (xxx) sourcing, completion and funding of financing on acceptable terms; (xxxi) our ability to generate sufficient cash to service our indebtedness and to comply with the covenants and conditions under our debt obligations; (xxxii) the impact of electing to take advantage of certain exemptions applicable to emerging growth companies; and (xxxiii) other factors listed under “Risk Factors” in this prospectus and in any of the filings that we have filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference into this prospectus. You should not place undue reliance on such forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  You should carefully consider the information referenced under the heading “Risk Factors.”

ABOUT GENER8 MARITIME

We are a leading U.S.-based provider of international seaborne crude oil transportation services, resulting from a transformative merger between General Maritime Corporation, a well-known tanker owner, and Navig8 Crude Tankers Inc., a company sponsored by the Navig8 Group, a ship owner, operator and independent vessel pool manager. As of December 31, 2016, we owned a fleet of 42 tankers, including 39 vessels on the water, consisting of 23 VLCCs, 10 Suezmax vessels, four Aframax vessels and two Panamax vessels, with an aggregate carrying capacity of 9.1mm deadweight tons, or “DWT,” and three “eco” VLCC newbuildings equipped with advanced, fuel-saving technology, that are being constructed at highly reputable shipyards, with expected deliveries through March 2017. These newbuildings are expected to increase our fleet capacity to 10.0mm DWT, based on the contractually-guaranteed minimum DWT of newbuild vessels. Included in our fleet of 39 vessels on the water are 18 VLCCs which are considered “eco,” incorporating many of the latest technological improvements designed to optimize speed and reduce fuel consumption and emissions. Following the expected delivery of the three “eco” VLCC newbuildings mentioned above, our fleet will consist of 21 “eco” VLCCs.

General Maritime Corporation was founded in 1997 by our Chairman and Chief Executive Officer, Peter Georgiopoulos, and has been an active owner, operator and consolidator in the crude tanker sector.

Our fleet is employed worldwide. The majority of our total fleet carrying capacity based on DWT, including newbuildings, is focused on VLCC vessels. We have seen an increase in trip length and ton-miles in the tanker market due to shifting trade patterns and believe that VLCC vessels are uniquely positioned to benefit from such increase and provide operational benefits due to economies of scale.

We seek to maximize long-term cash flow, taking into account current freight rates in the market and our own views on the direction of those rates in the future. Historically our spot and charter exposures have varied as we continually evaluate our charter employment strategy and the trade-off between shorter spot voyages and longer-term charters. For the year ended December 31, 2015, our vessel operating days were exposed to the short-term charter market, mostly via employment in pools.

Pools generally consist of a number of vessels that may be owned by a number of different ship owners which operate as a single marketing entity in an effort to produce freight efficiencies. Pools typically employ experienced commercial charterers and operators who have close working relationships with customers and brokers, while technical management is typically the responsibility of each ship owner. We believe that pool participation optimizes various operational efficiencies including improving the potential to monetize freight spikes, greater flexibility of voyage planning and fleet positioning, and reduction of waiting times. In addition to these competitive advantages, pool participation provides us with greater access to key market dynamics and information. As of September 30, 2016, all of our VLCC, Suezmax and Aframax vessels were employed in Navig8 Group commercial crude tanker pools.

We maintain strong relationships with high quality customers, including Saudi Aramco, BP, Shell, S-Oil, Exxon, Chevron, Repsol, Valero, Reliance, Petrobras and Clearlake, either directly or through pooling arrangements. We believe the substantial scale of the global tanker pools in which we participate will provide us with freight optimization and cost benefits through economies of scale, as well as greater access to key market dynamics and information. Additionally, we expect the new “eco” vessels contributed to the pool will be able to earn higher returns relative to older, non-eco vessels that may be contributed, as fuel consumption is a significant determinant of pool earnings distributed to ship owners.

Our New York City-based executive management team includes executives with extensive experience in the shipping industry who have a long track record of managing the commercial, technical and financial aspects of our business.

In executing our strategy, our practice is to acquire or dispose of secondhand vessels, newbuilding contracts, or shipping companies while focusing on maximizing shareholder value and returning capital to shareholders when appropriate.

We are incorporated under the laws of the Republic of the Marshall Islands. We maintain our principal executive offices at 299 Park Avenue, New York, New York 10171. Our telephone number at that address is (212) 763-5600. Our website is located at www.gener8maritime.com. Information on our website is not part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited historical ratios of earnings to fixed charges for the periods indicated below:

	Year Ended December 31,			Nine Months Ended September 30,
	2013(2)	2014(2)	2015	2016
Ratio of earnings to fixed charges (1)	(1.87)	(0.42)	2.83	1.66

(1) For purposes of computing these ratios, “earnings” consist of income before taxes, interest component of rent expense (approximately one-third of our rent expense is deemed by us to be representative of the interest factor inherent in such rent expense), interest expense, swap interest, capitalized interest, and amortization of loan fees. “Fixed charges” consist of interest expense, swap interest, capitalized interest, and amortization of loan fees as reported in the consolidated financial statements.

(2) For the years ended December 31, 2014 and 2013, the deficiencies in earnings to available to cover fixed charges were $56.0 million and $101.1 million, respectively.

As we have no preferred stock issued, a ratio of earnings to combined fixed charges and preferred dividends is not presented.

USE OF PROCEEDS

Unless we state otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions and other business combinations.  We may temporarily invest funds that we do not immediately require in marketable securities.  We will not receive any of the proceeds from the sale of shares of common stock by any selling shareholders.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible. Our debt securities and any related guarantees will be issued under an indenture to be entered into between us and a trustee. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

We have summarized certain general features of the debt securities from the indenture. A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities and guarantees, will be described in the related prospectus supplement.  Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited.  The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•                  title and aggregate principal amount;

•                  whether the securities will be senior or subordinated;

•                  applicable subordination provisions, if any;

•                  whether securities issued by us will be entitled to the benefit of any guarantee;

•                  conversion or exchange into other securities;

•                  whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•                  percentage or percentages of principal amount at which such securities will be issued;

•                  maturity date(s);

•                  interest rate(s) or the method for determining the interest rate(s);

•                  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•                  redemption (including upon a “change of control”) or early repayment provisions;

•                  authorized denominations;

•                  form;

•                  amount of discount or premium, if any, with which such securities will be issued;

•                  whether such securities will be issued in whole or in part in the form of one or more global securities;

•                  identity of the depositary for global securities;

•                  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•                  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•                  any covenants applicable to the particular debt securities being issued;

•                  any defaults and events of default applicable to the particular debt securities being issued;

•                  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•                  time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•                  securities exchange(s) on which the securities will be listed, if any;

•                  whether any underwriter(s) will act as market maker(s) for the securities;

•                  extent to which a secondary market for the securities is expected to develop;

•                  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•                  provisions relating to covenant defeasance and legal defeasance;

•                  provisions relating to satisfaction and discharge of the indenture;

•                  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•                  additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof.  Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Gener8 Maritime, Inc., as the parent company, has no independent assets or operations, and the Company’s operations are conducted solely through its subsidiaries.  In the event that the Company’s subsidiaries guarantee the debt securities described in this prospectus, such guarantees will be full and unconditional and will constitute the joint and several obligations of the subsidiary guarantors. Each of the subsidiary guarantors is a 100% directly or indirectly owned subsidiary of the Company, and the other subsidiaries of the Company (other than the subsidiary guarantors) are minor.  There are no significant restrictions on the ability of the Company or any subsidiary guarantor to obtain funds from its subsidiaries by dividend or loan, except those imposed by applicable law.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles relating to conflicts of law that would result in the application of the laws of any other jurisdiction.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus.  For the complete terms of our common stock and preferred stock, please refer to our third amended and restated articles of incorporation and our amended and restated bylaws, each of which are incorporated by reference as an exhibit to the registration statement which includes this prospectus. The Business Corporations Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of these securities.  The terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer.  The terms of any common stock or preferred stock we offer under any prospectus supplement may differ from the terms we describe below, in which event we will describe the particular terms of any series of these securities in more detail in such prospectus supplement.

Purpose

Our purpose, as stated in our articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA.

Authorized Capital Stock

Under our third amended and restated articles of incorporation, as of December 31, 2016, our authorized capital stock consists of 225,000,000 shares of common stock, par value $0.01 per share, of which 82,960,194 shares are issued and outstanding and 25,000,000 shares of preferred stock, par value $0.01 per share of which no shares are issued and outstanding.

Common Stock

Voting Rights

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, and will not be entitled to cumulate votes for the election of directors. Election of directors will be by plurality of votes cast and, except as described below, all other matters will be by a majority of the votes cast. Except as required by law and by the terms of any series of preferred stock designated by the board of directors pursuant to our third amended and restated articles of incorporation, our common stock has the exclusive right to vote for the election of directors and for all other purposes. Our common stock votes together as a single class, except where a separate vote by class is required.

Dividends

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive, ratably, all dividends, if any, declared by our board of directors out of funds legally available for dividends.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and liabilities, subject to the prior distribution rights of holders of shares of our preferred stock, if any are then outstanding.

Other Rights

Holders of our common stock do not have conversion, redemption, subscription, sinking fund or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “GNRT.”

Preferred Stock

Our third amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•                  the designation of the series;

•                  the number of shares of the series;

•                  the voting rights, if any, of the holders of the series; and

•                  the preferences and relative, participating, option or other special rights, if any, of the series, and any qualifications, limitations or restrictions applicable to such rights.

A prospectus supplement will describe the terms of any series of preferred stock being offered, including:

•                  the designation of the shares and the number of shares that constitute the series;

•                  the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock and the payment date of dividends;

•                  the dividend periods (or the method of calculation thereof);

•                  the date from which dividends on the preferred stock shall accumulate, if applicable;

•                  the voting rights of the shares;

•                  the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

•                  whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

•                  whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•                  whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

•                  the provision of a sinking fund, if any, for the preferred stock;

•                  whether the shares of the series of preferred stock will be listed on a securities exchange;

•                  whether interests in the preferred stock will be represented by depositary shares;

•                  the transfer agent for the series of preferred stock;

•                  any special United States federal income tax considerations applicable to the series; and

•                  any other preferences and rights and any qualifications, limitations or restrictions of the preferences and rights of the series.

Limitations on Liability and Indemnification of Officers and Directors

Limitations on Liability

Under Marshall Islands law, directors and officers shall discharge their duties in good faith and with that degree of diligence, care and skill which ordinarily prudent people would exercise under similar circumstances in like positions. In discharging their duties, directors and officers may rely upon financial statements of the corporation represented to them to be correct by the president or the officer having charge of its books or accounts or by independent accountants.

The BCA provides that the articles of incorporation of a Marshall Islands company may include a provision for the elimination or limitation of liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

•                  for any breach of the director’s duty of loyalty to the corporation or its shareholders;

•                  for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or

•                  for any transaction from which the director derived an improper personal benefit.

Our directors will not be personally liable to us or our shareholders for monetary damages for any breach of duty in such capacity, except that the liability of a director will not be eliminated or limited:

•                  for any breach of the director’s duty of loyalty to the corporation or its shareholders;

•                  for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or

•                  for any transaction from which the director derived an improper personal benefit.

Our third amended and restated articles of incorporation provide that if the BCA is amended to authorize the further elimination or limitation of the liability of directors for actions taken or omitted to be taken, then the liability of a director of our Company, in addition to the limitation on personal liability provided for in our third amended and restated articles of incorporation, will be limited to the fullest extent permitted by the amended BCA in respect of actions or omissions to act which occur during any period to which the amended BCA’s amended provisions pertain.

Indemnification of Officers and Directors

Under the BCA, for actions not by or in the right of a Marshall Islands corporation, a corporation may indemnify any person who was or is a party to any threatened or pending action or proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

In addition, under the BCA, in actions brought by or in right of a Marshall Islands corporation, any person who is or is threatened to be made party to any threatened or pending action or proceeding by reason of the fact that such person is or was a director or officer of the corporation can be indemnified for expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of the action if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that indemnification is not permitted with respect to any claims in which such person has been found liable for negligence or misconduct with respect to the corporation unless the appropriate court determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity.

We will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that such person is or was a director or officer of ours, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

We will also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of us to procure judgment in our favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of (or in a similar capacity in respect of) another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and except that no indemnification will be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Forum Selection

Our third amended and restated bylaws provide that the state or federal courts located in the State of New York are the exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders, (c) any action asserting a claim arising pursuant to any provision of the BCA, or (d) any action asserting a claim governed by the internal affairs doctrine, unless we consent in writing to the selection of an alternative forum.

Anti-Takeover Effects of Certain Provisions of Our Third Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Several provisions of our third amended and restated articles of incorporation and amended and restated bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Shares

Under the terms of our third amended and restated articles of incorporation, our board of directors has the authority, without any further vote or action by our shareholders, to authorize our issuance of up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors

Our third amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms beginning upon the expiration of the initial term for each class. Approximately one-third of our board of directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for up to two years.

Business Combinations

Although the BCA does not contain specific provisions regarding “business combinations” between corporations organized under the laws of the Republic of the Marshall Islands and “interested shareholders,” our third amended and restated articles of incorporation include these provisions. Our third amended and restated articles of incorporation contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless:

•                  prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board approved the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•                  upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, other than certain excluded shares;

•                  on or subsequent to the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by the board and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder;

•                  the shareholder is Peter C. Georgiopoulos or an affiliate or associate thereof; or

•                  the shareholder is the owner of 15% or more of the outstanding voting stock of the Company at the time of the consummation of this offering.

For purposes of these provisions, a “business combination” includes mergers, consolidations, exchanges, asset sales, leases and other transactions resulting in a financial benefit to the interested shareholder and an “interested shareholder” is any person or entity that beneficially owns 15% or more of our outstanding voting stock and any person or entity affiliated with or controlling or controlled by that person or entity.

Election and Removal of Directors

Our third amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than our board of directors to give advance written notice of nominations for the election of directors. Our third amended and restated articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of at least 80% of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our third amended and restated articles of incorporation and our amended and restated bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our third amended and restated articles of incorporation and our amended and restated bylaws provide that, subject to certain exceptions, only our board of directors may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board and shareholder consideration of a proposal may be delayed until the next annual meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days nor more than 180 days before the first anniversary of the preceding year’s annual meeting of shareholders. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede a shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Amendments to Articles of Incorporation

Our third amended and restated articles of incorporation require the affirmative vote of the holders of not less than 80% of the shares entitled to vote in an election of directors to amend, alter, change or repeal the following provisions in our third amended and restated articles of incorporation:

•                  the classified board and director removal provisions;

•                  the requirement that action by written consent of the shareholders be taken by unanimous written consent;

•                  limitations on the power of our shareholders to amend the amended and restated bylaws or to call special meetings of shareholders;

•                  the ability to remove a director for cause; and

•                  the limitation on business combinations between us and interested shareholders.

This requirement makes it more difficult for our shareholders to make changes to the provisions in the amended and restated articles of incorporation that could have anti-takeover effects.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including certain mergers or consolidations and the sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. Among other things, the right of a dissenting shareholder to receive payment of the fair value of his or her shares shall not be available if for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the High Court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of the other securities offered hereby.  Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights.  In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering.  In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•                  the title of such rights;

•                  the securities for which such rights are exercisable;

•                  the exercise price for such rights;

•                  the number of such rights issued to each shareholder;

•                  the extent to which such rights are transferable;

•                  if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

•                  the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•                  the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•                  if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•                  any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such amount of securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby.  Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise.  We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt securities, common stock, preferred stock, units or depositary shares.  We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities.  Each series of warrants will be issued under a separate warrant agreement, to be entered into between us and a warrant agent specified in a prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants.  We will set forth further terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•                  the title of the warrants;

•                  the aggregate number of the warrants;

•                  the number and type of securities purchasable upon exercise of the warrants;

•                  the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•                  the date, if any, on and after which the warrants and the related securities will be separately transferable;

•                  the price at which each security purchasable upon exercise of the warrants may be purchased;

•                  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•                  the minimum or maximum amount of the warrants which may be exercised at any one time;

•                  any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•                  any other material terms of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more constituent securities offered hereby.  The applicable prospectus supplement will describe:

•                  the terms of the units and of the constituent securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•                  a description of the terms of any unit agreement governing the units; and

•                  a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer depositary shares representing a fractional share or multiple shares of any series of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share or multiple shares of a particular series of preferred stock as described in the applicable prospectus supplement. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our preferred stock, see the descriptions in this prospectus under the heading “Description of Capital Stock — Preferred Stock.”

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.  To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities at a future date or dates. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•                  the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•                  whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•                  any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•                  any provisions relating to any security provided for the purchase contracts;

•                  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•                  whether the purchase contracts are to be prepaid or not;

•                  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•                  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•                  a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•                  whether the purchase contracts will be issued in fully registered or global form; and

•                  any other terms of the purchase contracts and any securities subject to such purchase contracts.

SELLING SHAREHOLDERS

We are registering shares of common stock covered by this prospectus for possible re-offers and resales by certain selling shareholders named below of up to 23,855,642 shares of our common stock.  The following table sets forth the names of the selling shareholders (and/or the beneficial owners) and the number of shares of common stock beneficially owned by each of them as of the date of this prospectus. The selling shareholders received shares of our common stock (or equity securities that have been exchanged for or converted into shares of our common stock), with registration rights, (i) in connection with the completion of our financial restructuring and emergence from chapter 11 of the United States Bankruptcy Code in May 2012, (ii) in connection with private offerings by us in June 2012, November 2012, December 2013, March 2014 and June 2014, (iii) as a result of the conversion of our Series A Preferred Stock in December 2013, (iv) as a commitment fee in May 2015 under the equity purchase agreement dated February 24, 2015, and (v) as merger consideration in connection with our acquisition of Navig8 Crude Tankers, Inc. in May 2015.  In addition, certain funds managed by Oaktree Capital Management, L.P. acquired 422,962 shares in open market purchases in June 2015.  The selling shareholders are parties to a registration rights agreement, dated as of May 7, 2015, as amended, among us, funds managed by Avenue Capital Group, funds managed by Oaktree Capital Management, L.P., Navig8 Limited, funds managed by Aurora Resurgence Capital Partners II LLC or Aurora Resurgence Advisors II LLC, funds managed by BlackRock, Inc., funds managed by BlueMountain Capital Management, LLC, funds managed by Monarch Alternative Capital LP, and Twin Haven Special Opportunities Fund IV, L.P., and certain of our other shareholders. These shares are being registered in order to fulfill our contractual obligations under the registration rights agreement.  Except as described above, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  Information in the table below with respect to beneficial ownership is based on information that has been furnished by each of the selling shareholders, as well as information reported on Schedules 13D or 13G and other public documents filed with the SEC. We have not sought to verify such information. Information concerning the selling shareholders may change from time to time. Any changes to the information provided below may be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act.

Information about additional selling shareholders, if any, including their identities and the common stock to be registered on their behalf, may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act.

The shares are being registered to permit public secondary trading of the shares, and selling shareholders listed in the table below may offer the shares for resale from time to time under this prospectus. The selling shareholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement.

The term “selling shareholder” includes the shareholders named below and their respective transferees, assignees, pledges, donees and other successors who later come to hold any of the selling shareholders’ interests in the shares other than through a public sale, any of whom may from time to time offer shares under this prospectus.

	Beneficial Ownership		Shares	Beneficial Ownership
	Before Offering		Offered	After Offering(2)
Selling Shareholder	Shares	Percent (1)	Hereby(2)	Shares	Percent(1)
Certain funds managed by Avenue Capital Group (3)	7,212,814	8.7%	7,212,814	0	0.0%
Certain funds managed by Oaktree Capital Management, L.P. (4)	13,052,534	15.7%	13,052,534	0	0.0%
Navig8 Limited(5)	3,590,294	4.3%	3,590,294	0	0.0%

(1)               Based on 82,960,194 shares outstanding as of December 31, 2016.

(2)               Assumes that the selling shareholders will sell all shares of their common stock that may be registered pursuant to this prospectus. There is no assurance that the selling shareholders will resell all or any of their common stock.

(3)               Consists of (a) 528,386 shares held directly by Avenue Investments, L.P., 24,064 shares held directly by Avenue - COPPERS Opportunities Fund, L.P., 77,880 shares held directly by Avenue US/Europe Distressed Segregated Portfolio, a segregated portfolio of Avenue EnTrust Customized Portfolio SPC, 528,225 shares held directly by Avenue PPF Opportunities Fund, L.P., 752,983 shares held directly by Avenue International Master, LP, 76,212 shares held directly by Managed Accounts Master Fund Services — MAP 10, 2,822,575 shares held directly by Avenue Special Situations Fund VI (Master), L.P. (collectively, the “U.S. Funds”); and (b) 113,105 shares held directly by Avenue Europe Opportunities Master Fund, L.P., 146,195 shares held directly by Avenue-SLP European Opportunities Fund, L.P., 897,625 shares held directly by Avenue Europe Special Situations Fund II (Euro), L.P., and 1,245,564 shares held directly by Avenue Europe Special Situations Fund II (U.S.), L.P. (collectively, the “Europe Funds,” and together with the U.S. Funds, the “Avenue Funds”).  The shares directly owned by U.S Funds may also be deemed to be beneficially owned by Avenue Capital Management II, L.P., (“Avenue Capital Management”), as the investment adviser to each of the U.S. Funds, and Avenue Capital Management II GenPar, LLC, as the general partner of Avenue Capital Management.  The shares directly owned by Europe Funds may also be deemed to be beneficially owned by Avenue Europe International Management, L.P. (“Avenue Europe International” and, together with Avenue Capital Management, “Avenue Capital Group”), as an investment adviser to each of the Europe Funds, and Avenue Europe International Management GenPar, LLC, as the general partner of Avenue Europe International.  Marc Lasry is the managing member of Avenue Capital Management II GenPar, LLC and Avenue Europe International Management GenPar, LLC, and Mr. Lasry may also be deemed to have beneficial ownership of the securities directly held by the Avenue Funds.

(4)               Consist of 11,923,244 shares held directly by OCM Marine Holdings TP, L.P. (“OCM Marine”) and 1,129,290 shares held directly by Opps Marine Holdings TP, L.P. (“Opps Marine”). The shares directly owned by OCM Marine may also be deemed to be beneficially owned by (i) OCM Marine GP CTB, Ltd. (“OCM Marine GP”) as the general partner of OCM Marine; (ii) Oaktree Capital Management, L.P. (“OCM LP”) as the sole director of OCM Marine GP, (iii) Oaktree Holdings, Inc. (“Holdings, Inc.”) as the general partner of OCM LP; (iv) Oaktree Capital Group, LLC (“OCG”) as the sole shareholder of Holdings, Inc. and the managing member of Oaktree Holdings, LLC (“Holdings LLC”); (v) Oaktree Capital Group Holdings GP, LLC (“OCGH GP”) as the duly appointed manager of OCG; (vi) Oaktree Principal Fund V, L.P. (“PFV”) as the majority shareholder of OCM Marine GP; (vii) Oaktree Principal Fund V GP, L.P. (“PFV GP”) as the general partner of PFV; (viii) Oaktree Principal Fund V GP Ltd. (“PFV GP GP”) as the general partner of PFV GP; (ix) Oaktree Fund GP I, L.P. (“GP I”) as the sole shareholder of PFV GP GP; (x) Oaktree Capital I, L.P. (“Capital I”) as the general partner of GP I; (xi) OCM Holdings I, LLC (“Holdings I”) as the general partner of Capital I; and (xii) Holdings

LLC as the managing member of Holdings I.  The shares directly held by Opps Marine may also be deemed to be beneficially owned by (i) Oaktree Fund GP 2A, Ltd. (“Fund GP”) as the general partner of Opps Marine; (ii) OCM LP as the sole director of Fund GP; (iii) Holdings, Inc. as the general partner of OCM LP; (iv) OCG as the sole shareholder of OH; and (v) OCGH GP as the duly appointed manager of OCG. OCGH GP is a limited liability company managed by an executive committee consisting of Howard S. Marks, Bruce A. Karsh, Sheldon M. Stone, John B. Frank, David Kirchheimer, and Jay S. Wintrob, LP, each of whom also may be deemed to have shared voting power and/or dispositive power with respect to the securities directly held by OCM Marine and Opps Marine. Each of the general partners, directors, managers, members and individuals identified above disclaims beneficial ownership of any shares owned of record by OCM Marine and Opps Marine, except to the extent of any pecuniary interest therein.  The address for all of the entities and individuals identified above is c/o Oaktree Capital Management, L.P., 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

(5)               Gary Brocklesby, Nicolas Busch, Per Juul Jensen, Jason Klopfer and Philip Stone, being the board of directors of Navig8 Limited, may be collectively deemed to have shared voting and dispositive power with respect to the securities directly held by Navig8 Limited.

Dan Ilany, a Senior Vice President at Avenue Capital Group, has served as a member of our board of directors since May 2015. Adam Pierce, a managing director at Oaktree Capital Management, L.P., has served as a member of our board of directors since May 2012.  Amy Rice, a senior vice president at Oaktree Capital Management, L.P., was a member of our board of directors from May 2012 until May 2015.  Nicolas Busch, a member of the board of directors of Navig8 Limited, has served as a member of our board of directors since May 2015. For further information regarding our relationships with certain funds managed by Avenue Capital Group, certain funds managed by Oaktree Capital Management, L.P. and Navig8 Limited, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Party Transactions” in our Annual Report on Form 10-K for the year ended December 31, 2015 and Note 14, RELATED PARTY TRANSACTIONS, to the condensed consolidated financial statements in Item 1 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which are incorporated herein by reference.

We have agreed to indemnify the selling shareholders against certain liabilities arising under the Securities Act from sales of common stock. We have agreed, among other things, to pay expenses incurred by us with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

Each of the selling shareholders that is an affiliate of a broker-dealer has represented to us that it purchased or acquired the securities offered by this prospectus in the ordinary course of business and, at the time of purchase or acquisition of those securities, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute those securities.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any these methods. We will name any underwriter or agent involved in the offer and sale of securities in any applicable prospectus supplement to the extent required.

We or any selling shareholders may distribute the securities from time to time in one or more transactions, including:

•                  negotiated transactions;

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

The securities may be offered on an exchange, which may be disclosed in any applicable prospectus supplement to the extent required.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us, or the selling shareholders, as applicable. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we or the selling shareholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. To the extent required, the prospectus supplement will include the names of the dealers and the terms of the transaction.

To the extent required, we will describe in an applicable prospectus supplement any compensation we or any selling shareholders pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or any selling shareholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the maximum gross proceeds of the securities that may be sold under this prospectus.

To the extent that we or any selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we or any selling shareholders may do so pursuant to the terms of a distribution agreement between us (including any selling shareholders) and the underwriters or agents. If we or any selling shareholders engage in at-the-market sales pursuant to a distribution agreement, we or any selling shareholders will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or any selling shareholders may sell shares on a daily basis in exchange transactions or otherwise as we or any selling shareholder may agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement to the extent required. Pursuant to the terms of the distribution agreement, we or any selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. To the extent required, the terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in a prospectus supplement relating to the transaction to the extent required.

We or the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. To the extent required, a prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling shareholders. Unless otherwise indicated in any prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in a prospectus supplement to the extent required.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

Unless the applicable prospectus supplement states otherwise, each series of offered securities offered by us (other than our common stock) will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we or the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

The underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

In addition, we or any selling shareholders may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We or any selling shareholders may pledge or grant a security interest in some or all of our securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or any selling shareholder defaults in the performance of our or its obligations, the pledgees or secured parties may offer and sell our securities from time to time pursuant to this prospectus.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Any applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

There can be no assurance that we, or the selling shareholders, will sell all or any of the securities offered by this prospectus.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us or the selling shareholders in the ordinary course of our or their business for which they receive compensation.

We or any of the selling shareholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us or any of the selling shareholders in the ordinary course of their business.

In order to comply with the securities laws of some states, if applicable, securities must be sold in those states only through registered or licensed brokers or dealers. In addition, some states may restrict us from selling securities unless the securities have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have informed the selling shareholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of common stock.

We have agreed to indemnify selling shareholders against certain liabilities arising under the Securities Act from sales of common stock. We have agreed, among other things, to pay expenses incurred by us with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

The term “selling shareholder” in this “Plan of Distribution” includes the selling shareholders and their respective transferees, assignees, pledges, donees and other successors who later come to hold any of the selling shareholders’ interests in the shares other than through a public sale, any of whom may from time to time offer shares under this prospectus.

LEGAL MATTERS

Kramer Levin Naftalis & Frankel LLP, New York, New York, will provide us with opinions relating to certain matters in connection with offerings under this prospectus from time to time. Reeder & Simpson, P.C. will provide us with opinions relating to matters concerning the law of the Republic of the Marshall Islands in connection with offerings under this prospectus.  Conyers Dill & Pearman Limited will provide us with opinions relating to matters concerning the law of Bermuda in connection with offerings under this prospectus.  Norton Rose Fulbright US LLP will provide us with opinions relating to matters concerning the laws of the Republic of Liberia in connection with offerings under this prospectus.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands company, and we expect that substantially all of our assets and those of our subsidiaries will be located outside of the United States. As a result, you should not assume that courts in the countries in which we are incorporated or where our assets are located (1) would enforce judgments of U.S. courts obtained in actions against us based upon the civil liability provisions of applicable U.S. federal and state securities laws or (2) would enforce liabilities against us based upon these laws. As a result, it may be difficult or impossible for you to bring an original action against us or against these individuals in a Marshall Islands court in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise because the Marshall Islands courts would not have subject matter jurisdiction to entertain such a suit.

Reeder & Simpson PC, our counsel as to Marshall Islands law, has advised us that the Marshall Islands does not have a specific treaty with the United States and many other countries providing for the reciprocal recognition and enforcement of judgments of courts. However, pursuant to statutory law, the Marshall Islands courts will enforce money judgments of foreign courts without a retrial on the merits if the provisions of the Marshall Islands Uniform Foreign Money-Judgments Recognition Act are complied with and there would be no impediment for you to originate an action in the Marshall Islands based upon Marshall Islands law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our securities and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-1004.  Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room.  You can also find our SEC filings at the SEC’s web site at http://www.sec.gov. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and some information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below, any documents that we file after the date of the filing of the initial registration statement of which the prospectus forms a part and prior to the effectiveness of that registration statement, and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations):

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 21, 2016;

•                  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 11, 2016;

•                  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 8, 2016;

•                  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 14, 2016;

•                  our Current Reports on Form 8-K filed with the SEC on January 4, 2016, January 11, 2016, January 14, 2016, January 27, 2016, February 25, 2016, March 28, 2016, April 25, 2016, May 6, 2016, May 13, 2016, May 19, 2016, June 29, 2016, June 30, 2016, August 22, 2016, August 31, 2016, September 12, 2016, October 24, 2016, October 27, 2016, November 28, 2016, December 20, 2016 and January 9, 2017; and

•                  the description of our common stock and the rights associated with our common stock contained in our Registration Statement on Form 8-A, filed on June 19, 2015, including any amendment or report filed for the purpose of updating such description.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus.  This prospectus is part of that registration statement.  As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.  The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

You may request a copy of these filings and any or all of the documents referred to above that have been incorporated by reference into this prospectus at no cost, by writing or telephoning us at the following address:

Gener8 Maritime, Inc.
299 Park Avenue
New York, New York 10171
(212) 763-5600
Attn: Investor Relations

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities. All amounts shown are estimates except the Securities and Exchange Commission Registration Fee.

Item	Amount
Securities and Exchange Commission Registration Fee	$70,530
Financial Industry Regulatory Authority, Inc. Filing Fee	$92,497
*Legal Fees and Expenses	$303,000
*Trustee Fees and Expenses	$15,000
*Printing Expenses	$25,000
*Accounting Fees and Expenses	$95,000
Total	$601,027

(*)       Does not include expenses of preparing any accompanying prospectus supplements, listing fees, transfer agent fees and other expenses related to offerings of the securities registered pursuant to this registration statement.

Item 15.  Indemnification of Directors and Officers

Under the BCA, for actions not by or in the right of a Marshall Islands corporation, a corporation may indemnify any person who was or is a party to any threatened or pending action or proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

In addition, under the BCA, in actions brought by or in right of a Marshall Islands corporation, any person who is or is threatened to be made party to any threatened or pending action or proceeding by reason of the fact that such person is or was a director or officer of the corporation can be indemnified for expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of the action if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that indemnification is not permitted with respect to any claims in which such person has been found liable for negligence or misconduct with respect to the corporation unless the appropriate court determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity.

We will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that such person is or was a director or officer of ours, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

We will also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of us to procure judgment in our favor by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of (or in a similar capacity in respect of) another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and except that no indemnification will be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

In addition, Marshall Islands corporations may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him and incurred by him in his capacity as a director or officer whether or not the corporation would have the power to indemnify him against such liability under the provisions of the BCA.  We currently have liability insurance to provide our directors, officers and managers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

It is currently unclear as a matter of law what impact these provisions will have regarding securities law violations.  The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 16.  Exhibits

An exhibit index has been filed as part of this Registration Statement on Page E-1.

Item 17.  Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  If any securities registered under this registration statement are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) Each undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 10, 2017.

GENER8 MARITIME, INC.

By:	/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Secretary and
Executive Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, jointly and severally, Peter C. Georgiopoulos, Leonard J. Vrondissis, and George Fikaris, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter C. Georgiopoulos	Chairman of the Board and Director	January 10, 2017
Peter C. Georgiopoulos	Chief Executive Officer
(Principal Executive Officer)

/s/ Leonard J. Vrondissis	Chief Financial Officer, Secretary and	January 10, 2017
Leonard J. Vrondissis	Executive Vice President
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Ethan Auerbach	Director	January 10, 2017
Ethan Auerbach

/s/ Nicholas Busch	Director	January 10, 2017
Nicholas Busch

/s/ Dan Ilany	Director	January 10, 2017
Dan Ilany

/s/ Adam Pierce	Director	January 10, 2017
Adam Pierce

/s/ Roger Schmitz	Director	January 10, 2017
Roger Schmitz

/s/ Steven D. Smith	Director	January 10, 2017
Steven D. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 10, 2017.

GENER8 MARITIME SUBSIDIARY INC.
GENER8 MARITIME SUBSIDIARY II INC.

By:	/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, jointly and severally, Leonard J. Vrondissis, George Fikaris and Dean Scaglione, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Leonard J. Vrondissis	President and Director	January 10, 2017
Leonard J. Vrondissis	(Principal Executive Officer)

/s/ Dean Scaglione	Treasurer and Director	January 10, 2017
Dean Scaglione	(Principal Financial Officer
and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 10, 2017.

GENER8 MARITIME SUBSIDIARY NEW IV INC.	GENER8 MARITIME SUBSIDIARY VII INC.
GENER8 MARITIME SUBSIDIARY V INC.	GENER8 MARITIME SUBSIDIARY VIII INC.
GENER8 MARITIME SUBSIDIARY VI INC.

By:	/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, jointly and severally, Leonard J. Vrondissis, George Fikaris and Dean Scaglione, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Leonard J. Vrondissis	President and Director	January 10, 2017
Leonard J. Vrondissis	(Principal Executive Officer)

/s/ Dean Scaglione	Vice President, Treasurer and Director	January 10, 2017
Dean Scaglione	(Principal Financial Officer
and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 10, 2017.

GENER8 MARITIME MANAGEMENT LLC

By:	/s/ Sean Bradley
Sean Bradley
Manager

By:	/s/ Milton H. Gonzales Jr.
Milton H. Gonzales Jr.
Manager and Technical Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, jointly and severally, Leonard J. Vrondissis, George Fikaris and Dean Scaglione, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sean Bradley	Manager	January 10, 2017
Sean Bradley	(Principal Executive Officer)

/s/ Milton H. Gonzales Jr.	Manager and Technical Director	January 10, 2017
Milton H. Gonzales Jr.	(Principal Financial Officer
and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 10, 2017.

UNIQUE TANKERS LLC

By:	/s/ Sean Bradley
Sean Bradley
Pool Committee Member

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, jointly and severally, Leonard J. Vrondissis, George Fikaris and Dean Scaglione, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John Tavlarios	Pool Committee Member	January 10, 2017
John Tavlarios	(Principal Executive Officer)

/s/ Sean Bradley	Pool Committee Member	January 10, 2017
Sean Bradley	(Principal Financial and
Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 10, 2017.

GENER8 ANDRIOTIS LLC	GENER8 HECTOR LLC	GENER8 NOBLE LLC
GENER8 APOLLO LLC	GENER8 HERA LLC	GENER8 OCEANUS LLC
GENER8 ARES LLC	GENER8 MACEDON LLC	GENER8 PERSEUS LLC
GENER8 ATHENA LLC	GENER8 MILTIADES LLC	GENER8 STRENGTH LLC
GENER8 CHIOTIS LLC	GENER8 NAUTILUS LLC	GENER8 SUCCESS LLC
GENER8 CONSTANTINE LLC	GENER8 NEPTUNE LLC	GENER8 SUPREME LLC
GENER8 ETHOS LLC	GENER8 NESTOR LLC	GENER8 THESEUS LLC

By:	/s/ Dean Scaglione
Dean Scaglione
Manager

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, jointly and severally, Leonard J. Vrondissis, Dean Scaglione and George Fikaris, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dean Scaglione	Manager	January 10, 2017
Dean Scaglione	(Principal Executive Officer)

/s/ George Fikaris	Manager	January 10, 2017
George Fikaris	(Principal Financial and
Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 10, 2017.

GMR AGAMEMNON LLC	GMR HARRIET G LLC	GMR POSEIDON LLC
GMR ARGUS LLC	GMR HERCULES LLC	GMR SPARTIATE LLC
GMR ATLAS LLC	GMR HORN LLC	GMR SPYRIDON LLC
GMR DAPHNE LLC	GMR KARA G LLC	GMR ST. NIKOLAS LLC
GMR DEFIANCE LLC	GMR MANIATE LLC	GMR STRENGTH LLC
GMR ELEKTRA LLC	GMR ORION LLC	GMR ULYSSES LLC
GMR GEORGE T LLC	GMR PHOENIX LLC	GMR ZEUS LLC

By:	/s/ Dean Scaglione
Dean Scaglione
Manager

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, jointly and severally, Leonard J. Vrondissis, George Fikaris and Dean Scaglione, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dean Scaglione	Manager	January 10, 2017
Dean Scaglione	(Principal Executive Officer)

/s/ George Fikaris	Manager	January 10, 2017
George Fikaris	(Principal Financial and
Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 10, 2017.

COMPANION LTD.
COMPATRIOT LTD.
CONSUL LTD.
CONTEST LTD.
VICTORY LTD.
VISION LTD.

By:	/s/ Dean Scaglione
Dean Scaglione
Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, jointly and severally, Leonard J. Vrondissis, George Fikaris and Dean Scaglione, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dean Scaglione	President and Director	January 10, 2017
Dean Scaglione	(Principal Executive Officer)

/s/ George Fikaris	Secretary, Treasurer and Director	January 10, 2017
George Fikaris	(Principal Financial Officer
and Principal Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANTS

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of each aforementioned registrant, has signed this Registration Statement in the City of New York, State of New York, on January 10, 2017.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form(s) of Underwriting Agreement with respect to securities offered by this registration statement.*

3.1	Amended and Restated Articles of Incorporation of Gener8 Maritime, Inc.(1)

3.2	Amended and Restated By-Laws of Gener8 Maritime, Inc.(2)

4.1	Form of Indenture.

4.2	Form(s) of Debt Securities.*

4.3	Form of Specimen Stock Certificate.(3)

4.4	Certificate of Designation of Preferred Stock.*

4.5	Form of Preferred Stock Certificate.*

4.6	Form of Warrant Agreement (including form of warrant).*

4.7	Form of Unit Agreement (including form of unit certificate).*

4.8	Form of Deposit Agreement.*

4.9	Form of Depositary Receipt.*

4.10	Form of Purchase Contract (including form of related security certificate).*

5.1	Opinion of Reeder & Simpson, P.C., Marshall Islands counsel to Gener8 Maritime, Inc., as to the legality of securities being registered.

5.2	Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel Gener8 Maritime, Inc., as to the legality of securities being registered.

5.3	Opinion of Conyers Dill & Pearman Limited, Bermuda counsel to Gener8 Maritime, Inc., as to the power of certain co-registrants to issue the guarantees.

5.4	Opinion of Norton Rose Fulbright US LLP, Liberian counsel to Gener8 Maritime, Inc., as to the power of certain co-registrants to issue the guarantees.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Reeder & Simpson, P.C. (included as part of Exhibit 5.1).

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 5.2).

23.3	Consent of Conyers Dill & Pearman Limited (included as part of Exhibit 5.3).

23.4	Consent of Norton Rose Fulbright US LLP (included as part of Exhibit 5.4).

E-1

23.5	Consent of Deloitte & Touche LLP.

24.1	Powers of attorney (included on signature pages).

25.1	Statement of Eligibility of Trustee on Form T-1.

*                                         To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

(1)                                 Incorporated by reference to Exhibit 3.1 to Gener8 Maritime’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 22, 2015.

(2)                                 Incorporated by reference to Exhibit 3.2 to Gener8 Maritime’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 22, 2015.

(3)                                 Incorporated by reference to Exhibit 4.1 to Gener8 Maritime’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 15, 2015.

E-2